                         NOTICE OF GUARANTEED DELIVERY
                                    FOR THE
              TENDER OF SHARES OF COMMON STOCK OF INTERLOGIX, INC.
           (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE COMMON STOCK)
                                IN EXCHANGE FOR
$19.43, IN CASH, AND THAT NUMBER OF SHARES OF COMMON STOCK, PAR VALUE $0.06 PER
                                     SHARE,
            OF GENERAL ELECTRIC COMPANY EQUAL TO THE EXCHANGE RATIO
          (AS DETERMINED IN THE PROSPECTUS, DATED DECEMBER 28, 2001),
   HAVING A COMBINED VALUE OF $38.86 PER INTERLOGIX, INC. SHARE ACCEPTED FOR
                              EXCHANGE OR PAYMENT
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY JANUARY 28, 2002, UNLESS THE OFFER IS EXTENDED.

    This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.01 per share (together with the associated rights to purchase common stock, the "Interlogix Shares"), of Interlogix, Inc., a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the expiration date (as defined in the Prospectus dated December 28, 2001 (the "Prospectus")), or if time will not permit all required documents to reach The Bank of New York (the "Exchange Agent") prior to the expiration date. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent as described in the Prospectus.

               Delivery To: The Bank of New York, Exchange Agent

      BY REGULAR MAIL:                   BY HAND:                 BY OVERNIGHT COURIER:

    THE BANK OF NEW YORK           THE BANK OF NEW YORK           THE BANK OF NEW YORK
TENDER & EXCHANGE DEPARTMENT   TENDER & EXCHANGE DEPARTMENT   TENDER & EXCHANGE DEPARTMENT
       P.O. BOX 11248                    3RD FLOOR                      5TH FLOOR
    CHURCH STREET STATION             ONE WALL STREET              385 RIFLE CAMP ROAD
   NEW YORK, NY 10286-1248          NEW YORK, NY 10286           WEST PATERSON, NJ 07424

                By Facsimile Transmission (for Eligible Institutions Only):
                                      (973) 247-4077

                          To Confirm Facsimile Transmission Call:
                                      (973) 247-4075

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

    The undersigned hereby tenders to Margaret Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of General Electric Company, a New York corporation, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Interlogix Shares set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus.

Signature(s):                                  Address(es):

         Name(s) of Record Holders:
            PLEASE TYPE OR PRINT                                                    ZIP CODE

Number of Interlogix Shares:                   Area Code and Tel. No.(s):

Certificate No(s). (if available):             Check box if Interlogix Shares will be
                                               tendered by
                                               Book-Entry Transfer: / /    Account
                                               Number: / /
Dated: , 200
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                               DELIVERY GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a participant in the Security Transfer Agents Medallion
Program, guarantees to deliver to the Exchange Agent either certificates representing the Interlogix Shares (as defined in the Letter of Transmittal) into the Exchange Agent's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal
(or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Prospectus), and any other documents required by the Letter of Transmittal, within three (3) Nasdaq trading days after the date hereof. A "Nasdaq trading day" is any day on which the Nasdaq is open for business.

    The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for Interlogix Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible
Institution.

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
Name of Firm                                   Authorized Signature

Address:                                                           Name:
                                                               PLEASE PRINT
                             INCLUDE ZIP CODE

Area Code and Tel. No.(s):                     Title:

                                               Dated: , 200

    NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
          CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.